Nanometrics Incorporated    Tel: 408.545.6000
1550 Buckeye Drive    Fax: 408.232.5910
Milpitas, CA 95035    www.nanometrics.com

Investor Relations Contact:                            Company Contact:
Claire McAdams                                    Ronald Kisling, CFO
Headgate Partners LLC                                Nanometrics Incorporated
530.265.9899, 530.265.9699 fax                            408.545.6143, 408.521.9490 fax
email: claire@headgatepartners.com                        email: rkisling@nanometrics.com

CORRECTED - Nanometrics Reports Second Quarter 2014 Financial Results

MILPITAS, Calif., July 30, 2014 - Nanometrics Incorporated (NASDAQ: NANO), a leading provider of advanced process control metrology and inspection systems, today announced financial results for its second quarter ended June 28, 2014.

Second Quarter Highlights

•	Competitive win and new tool-of-record positions for both Atlas® automated and IMPULSE® integrated metrology systems at one of the world's largest memory manufacturers for 3D-NAND process control;

•	Atlas optical critical dimension (OCD) deployment into the high-volume manufacturing facility of a leading pure-play foundry customer for 1Xnm FinFET logic devices;

•	Follow-on orders for the UniFire® in through-silicon-via (TSV) production and deployment into additional fab locations for advanced wafer scale packaging applications; and

•	Record sales to foundry customers and, for the first time, five of the world's leading semiconductor manufacturers each contributed at least 10% to the company's revenues for the quarter.

GAAP Results

	Q2 2014	Q1 2014	Q2 2013

Revenues	$48,029	$51,576	$34,552

Gross Profit	$22,908	$24,149	$14,480

Income (Loss) from Operations	$746	$2,016	$(6,156)

Net Income (Loss)	$588	$1,595	$(4,566)

Earnings (Loss) per Diluted Share	$0.02	$0.07	$(0.20)

Non-GAAP Results

	Q2 2014	Q1 2014	Q2 2013

Gross Profit	$23,585	$24,823	$15,127

Income (Loss) from Operations	$1,530	$2,798	$(5,314)

Net Income (Loss)	$1,091	$2,095	$(4,023)

Earnings (Loss) per Diluted Share	$0.05	$0.09	$(0.17)

A reconciliation between GAAP operating results and non-GAAP operating results is provided following the financial statements that are part of this release and on the investor page of Nanometrics' website. Non-GAAP results exclude the impact of amortization of acquired intangible assets.

Commenting on the company’s results, president and chief executive officer Dr. Timothy J. Stultz said, "Our second quarter came in largely as expected, with a broader contribution of revenues from the industry's largest spenders than we have seen at any time in our company's history. During the quarter, we continued to gain market share through new competitive wins and incremental product placements of our automated and integrated metrology solutions into memory, foundry and logic applications. Today we are faced with a pronounced third-quarter pause in spending by our largest customers on process control metrology for advanced semiconductor device nodes. From our perspective, the majority of spending currently underway is dedicated to the proliferation of process technologies to extend the current technology nodes; while new investments on sub-20nm development, pilot lines and production have largely been suspended until the fourth quarter of 2014 and into 2015. Considering, however, our customers' planned investments in advanced technology devices, next year is shaping up to be a strong year for the industry generally and Nanometrics specifically as we expect to benefit from our market share gains and the critical enabling role of our technology for 3D devices and processing technologies. We look forward to a rebound in revenues beginning in the fourth quarter of 2014 and continuing into 2015."

Second Quarter 2014 Summary
Revenues for the second quarter of 2014 were $48.0 million, down 7% from $51.6 million in the first quarter of 2014 and up 39% from $34.6 million in the second quarter of 2013. On a GAAP basis, gross margin was 47.7%, compared to 46.8% in the prior quarter and 41.9% in the year-ago period. Operating income was $0.7 million, compared to operating income of $2.0 million in the

1/6

Nanometrics Incorporated    Tel: 408.545.6000
1550 Buckeye Drive    Fax: 408.232.5910
Milpitas, CA 95035    www.nanometrics.com

prior quarter and an operating loss of $6.2 million in the year-ago period. Net income was $0.6 million or $0.02 per diluted share, compared to net income of $1.6 million or $0.07 per diluted share in the prior quarter and a net loss of $4.6 million or $0.20 per share in the second quarter of 2013.

On a non-GAAP basis, which excludes amortization of acquired intangible assets, gross margin was 49.1% compared to 48.1% in the prior quarter and 43.8% in the year-ago period. Non-GAAP operating income for the second quarter was $1.5 million, compared to operating income of $2.8 million in the prior quarter and an operating loss of $5.3 million in the second quarter of 2013. Non-GAAP net income, which also adjusts for the income tax effect of non-GAAP adjustments, was $1.1 million or $0.05 per diluted share, compared to net income of $2.1 million or $0.09 per share in the prior quarter and a net loss of $4.0 million or $0.17 per share in the second quarter of 2013.
Business Outlook
Management expects that the current pause in industry spending will include a very significant decline in process control metrology spending by its two largest customers in the third quarter of 2014. Third-quarter revenues are expected to be in the range of $25 to $30 million, with GAAP gross margin in the range of 35% to 44% and non-GAAP gross margin in the range of 37% to 46%. Management expects third quarter operating expenses to range between $22.1 million and $22.9 million on a GAAP basis and between $20.8 million and $21.3 million on a non-GAAP basis, with a GAAP net loss to range from $0.23 to $0.38 per share and a non-GAAP net loss to range from $0.17 to $0.30 per share.
Conference Call Details
A conference call to discuss second quarter 2014 results will be held today at 4:30 p.m. EDT (1:30 p.m. PDT). To participate in the conference call, the dial-in numbers are (877) 374-4041 for domestic callers and (253) 237-1156 for international callers. A live and recorded webcast and supplemental financial information will be made available on the investor page of the Nanometrics website at www.nanometrics.com.
Use of Non-GAAP Financial Information
Financial results such as non-GAAP gross profit, gross margin, operating income, net income, and net income per share, which exclude certain expenses, charges and special items, were not prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP). Management uses non-GAAP financial results, which exclude acquisition-related expenses such as amortization of acquired intangibles and transaction costs, asset impairments including certain excess and obsolete inventory charges related to a discontinued product line, restructuring charges, and other unusual and infrequent items to evaluate the company’s ongoing performance and to enable comparison to other periods that did not include these unusual and infrequent items. The company believes the presentation of non-GAAP results is useful to investors for analyzing ongoing business trends, comparing performance to prior periods, and enhancing the investor’s ability to view the company’s results from management’s perspective. A table presenting a reconciliation of GAAP results to non-GAAP results is included at the end of this press release and is available on the investor page of the Nanometrics website at www.nanometrics.com.
About Nanometrics
Nanometrics is a leading provider of advanced, high-performance process control metrology and inspection systems used primarily in the fabrication of semiconductors and other solid-state devices, such as data storage components and discretes including high-brightness LEDs and power management components. Nanometrics’ automated and integrated metrology systems measure critical dimensions, device structures, overlay registration, topography and various thin film properties, including film thickness as well as optical, electrical and material properties. The company’s process control solutions are deployed throughout the fabrication process, from front-end-of-line substrate manufacturing, to high-volume production of semiconductors and other devices, to advanced wafer-scale packaging applications. Nanometrics’ systems enable advanced process control for device manufacturers, providing improved device yield at reduced manufacturing cycle time, supporting the accelerated product life cycles in the semiconductor market. The company maintains its headquarters in Milpitas, California, with sales and service offices worldwide. Nanometrics is traded on NASDAQ Global Select Market under the symbol NANO. Nanometrics’ website is http://www.nanometrics.com.
Forward Looking Statements
The statements in this press release under the caption “Business Outlook,” and in Dr. Stultz’s quote regarding the company’s expectations as to revenue, performance and financial results, are forward-looking statements. Although Nanometrics believes that the expectations reflected in the forward-looking statements are reasonable, actual results could differ materially from these expectations due to a variety of factors, including timing of product acceptance, economic conditions, levels of industry spending, shifts in the timing of customer orders and product shipments, technology adoption rates, changes in product mix, and changes in operating expenses. For additional information and considerations regarding the risks faced by Nanometrics, see its annual report on Form 10-K for the year ended December 28, 2013, as filed with the Securities and Exchange Commission on March 7, 2014, including under the caption “Risk Factors,” as well as other periodic reports filed with the SEC from time to time. Nanometrics disclaims any obligation to update information contained in any forward-looking statement.

2/6

Nanometrics Incorporated    Tel: 408.545.6000
1550 Buckeye Drive    Fax: 408.232.5910
Milpitas, CA 95035    www.nanometrics.com

NANOMETRICS INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 28, 2014	December 28, 2013
ASSETS
Current assets:
Cash and cash equivalents	$37,987	$44,765
Marketable securities	49,374	48,097
Accounts receivable, net	33,458	31,436
Inventories	37,753	34,520
Inventories-delivered systems	358	6,901
Prepaid expenses and other	9,911	10,519
Deferred income tax assets	14,054	14,516
Total current assets	182,895	190,754

Property, plant and equipment, net	47,244	47,439
Goodwill	11,677	11,743
Intangible assets, net	6,280	7,864
Deferred income tax assets	4,344	4,338
Other assets	679	696
Total assets	$253,119	$262,834

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,982	$10,661
Accrued payroll and related expenses	8,059	7,853
Deferred revenue	7,870	21,749
Other current liabilities	8,348	7,936
Income taxes payable	121	758
Total current liabilities	31,380	48,957

Deferred revenue	2,626	3,718
Income taxes payable	615	1,171
Other long-term liabilities	1,603	1,615
Total liabilities	36,224	55,461

Stockholders’ equity:
Common stock	24	24
Additional paid-in capital	251,679	244,733
Accumulated deficit	(35,813)	(37,996)
Accumulated other comprehensive income	1,005	612
Total stockholders’ equity	216,895	207,373
Total liabilities and stockholders’ equity	$253,119	$262,834

3/6

Nanometrics Incorporated    Tel: 408.545.6000
1550 Buckeye Drive    Fax: 408.232.5910
Milpitas, CA 95035    www.nanometrics.com

NANOMETRICS INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 28, 2014	June 29, 2014	June 28, 2014	June 29, 2014
Net revenues:
Products	$39,224	$26,533	$82,504	$39,612
Service	8,805	8,019	17,101	19,492
Total net revenues	48,029	34,552	99,605	59,104

Costs of net revenues:
Cost of products	19,789	14,832	41,428	22,792
Cost of service	4,655	4,593	9,769	10,041
Amortization of intangible assets	677	647	1,351	1,305
Total costs of net revenues	25,121	20,072	52,548	34,138
Gross profit	22,908	14,480	47,057	24,966

Operating expenses:
Research and development	9,373	8,321	17,687	15,768
Selling	6,681	6,613	14,054	13,545
General and administrative	6,001	5,507	12,339	11,019
Amortization of intangible assets	107	195	215	393
Total operating expenses	22,162	20,636	44,295	40,725
Income (loss) from operations	746	(6,156)	2,762	(15,759)

Other income (expense)
Interest income	10	20	24	45
Interest expense	(96)	(205)	(196)	(431)
Other income (expense), net	(84)	(637)	168	(597)
Total other income (expense), net	(170)	(822)	(4)	(983)

Income (loss) before income taxes	576	(6,978)	2,758	(16,742)
Provision for (benefit from) income taxes	(12)	(2,412)	575	(6,594)
Net income (loss)	$588	$(4,566)	$2,183	$(10,148)

Net income (loss) per share:
Basic	$0.02	$(0.20)	$0.09	$0.44
Diluted	$0.02	$(0.20)	$0.09	$0.44
Shares used in per share calculation:
Basic	23,939	23,138	23,825	23,240
Diluted	24,220	23,138	24,217	23,240

4/6

Nanometrics Incorporated    Tel: 408.545.6000
1550 Buckeye Drive    Fax: 408.232.5910
Milpitas, CA 95035    www.nanometrics.com

NANOMETRICS INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands) (Unaudited)

	Six Months Ended
	June 28, 2014	June 29, 2014
Cash flows from operating activities:
Net income (loss)	$2,183	$(10,148)
Reconciliation of net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	4,814	4,268
Stock-based compensation	3,410	3,208
Excess tax benefit from equity awards	—	367
Loss on disposal of fixed assets	28	10
Inventory write down	1,527	2,764
Deferred income taxes	490	(6,657)
Changes in fair value of contingent consideration	66	1,000
Changes in assets and liabilities:
Accounts receivable	(1,909)	(11,095)
Inventories	(3,830)	(4,121)
Inventories-delivered systems	6,543	(170)
Prepaid expenses and other	1,251	(109)
Accounts payable, accrued and other liabilities	(2,961)	1,566
Deferred revenue	(14,978)	2,548
Income taxes payable	(1,203)	(389)
Net cash used in operating activities	(4,569)	(16,958)

Cash flows from investing activities:
Maturities of marketable securities	17,620	22,788
Purchases of marketable securities	(19,479)	(23,454)
Purchases of property, plant and equipment	(3,813)	(1,970)
Net cash used in investing activities	(5,672)	(2,636)

Cash flows from financing activities:
Payments of contingent consideration	(261)	(216)
Repayments of debt obligations	—	(456)
Proceeds from sale of shares under employee stock option and purchase plans	4,201	2,858
Excess tax benefit from equity awards	—	(367)
Taxes paid on net issuance of stock awards	(664)	(86)
Repurchases of common stock	—	(5,000)
Net cash provided by (used in) financing activities	3,276	(3,267)
Effect of exchange rate changes on cash and cash equivalents	187	(952)
Net decrease in cash and cash equivalents	(6,778)	(23,813)
Cash and cash equivalents, beginning of period	44,765	62,915
Cash and cash equivalents, end of period	$37,987	$39,102

5/6

Nanometrics Incorporated    Tel: 408.545.6000
1550 Buckeye Drive    Fax: 408.232.5910
Milpitas, CA 95035    www.nanometrics.com

NANOMETRICS INCORPORATED
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	June 28,	March 29,	June 29,
	2014	2014	2013
Reconciliation of GAAP gross profit to non-GAAP gross profit
GAAP gross profit	$22,908	$24,149	$14,480
Non-GAAP adjustments:
Amortization of intangible assets	677	674	647
Non-GAAP gross profit	$23,585	$24,823	$15,127

Reconciliation of GAAP operating income (loss) to non-GAAP operating income (loss)
GAAP operating income (loss)	$746	$2,016	$(6,156)
Non-GAAP adjustments:
Amortization of intangible assets included in cost of revenues	677	674	647
Amortization of intangible assets included in operating expenses	107	108	195
Total non-GAAP adjustments to operating income (loss)	784	782	842
Non-GAAP operating income (loss)	$1,530	$2,798	$(5,314)

Reconciliation of GAAP net income (loss) to non-GAAP net income (loss)
GAAP net income (loss)	$588	$1,595	$(4,566)
Non-GAAP adjustments:
Total non-GAAP adjustments to non-GAAP operating income (loss)	784	782	842
Income tax effect of non-GAAP adjustments	(281)	(282)	(299)
Non-GAAP net income (loss)	$1,091	$2,095	$(4,023)

GAAP net income (loss) per diluted share	$0.02	$0.07	$(0.20)

Non-GAAP net income (loss) per diluted share	$0.05	$0.09	$(0.17)

Shares used in diluted net income (loss) per share calculation	24,220	24,159	23,138

6/6